Exhibit 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended quarterly report on Form 10-Q of OpGen, Inc. (the “Company”) for the quarterly period ended March 31, 2024 (the “Report”) as filed with the Securities and Exchange Commission on the date hereof, the undersigned Principal Executive Officer and Principal Financial Officer of the Company hereby certify that, to such officer’s knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is provided solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Date: August 19, 2024	By:	/s/ John Tan Honjian
John Tan Honjian
Chief Executive Officer and Chairman
(principal executive officer)

Date: August 19, 2024	By:	/s/ David E. Lazar
David E. Lazar
President
(principal financial officer and principal accounting officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.